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                                                                  EXHIBIT (j)(1)


Sutherland   1275 Pennsylvania Avenue, N.W.
Asbill &     Washington, D.C.  20004-2415
Brennan LLP  202.383.0100

                                                                fax 202.637.3593

ATTORNEYS AT LAW www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                October 24, 2002

The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206

            Re:   TIAA-CREF Life Funds
                  Registration Statement on Form N-1A
                  File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information as a part of Post-Effective Amendment No. 7 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Sincerely,

                                             SUTHERLAND ASBILL & BRENNAN LLP

                                             By:   /s/ Steven B. Boehm
                                                   Steven B. Boehm




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